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                                                                Exhibit (a)(5)



                       NOTICE OF WITHDRAWAL PURSUANT TO
                   THE OFFER TO EXCHANGE DATED JUNE 1, 2001

                  TO WITHDRAW THE TENDER OF CERTAIN OPTIONS
                      TO PURCHASE SHARES OF COMMON STOCK
                 HAVING AN EXERCISE PRICE EQUAL TO OR GREATER
             THAN $22.25 PER SHARE FOR SHARES OF RESTRICTED STOCK

                  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY NIGHT,
                 JUNE 29, 2001, UNLESS THE OFFER IS EXTENDED.

To:   ArvinMeritor, Inc.
      Attention:  Robert Slone, Vice President,
                  Compensation and Benefits
      2135 West Maple Road
      Troy, Michigan  48084
      (telephone:   (248) 435-1000)
      (facsimile:   (248) 435-1410)

           DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

To ArvinMeritor, Inc.:

        I previously received from ArvinMeritor, Inc., an Indiana corporation (the "Company"), a copy of the Offer to Exchange dated June 1, 2001 (the "Offer to Exchange") and a Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Exchange, constitutes the "Offer"). I signed and returned the Letter of Transmittal in which I tendered for exchange some or all of my Eligible Options (the "Tendered Options"). I now wish to withdraw some or all of the Tendered Options as indicated in the table on page 2 of this Notice of Withdrawal (the "Withdrawal Table"). I understand that by completing and signing this Notice of Withdrawal and delivering it to the Company at its address or at its facsimile number set forth above by 12:00 midnight, Eastern Time, on Friday night, June 29, 2001 (the "Expiration Date"), I will be able to withdraw the Tendered Options indicated in the Withdrawal Table. I understand that I may withdraw some or all of my Tendered Options, but that I may not withdraw less than all of the Tendered Options in any eligible option grant. I have read and understand the terms and conditions of the Offer to Exchange. I have read and understand the instructions included in this Notice of Withdrawal.



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        I understand that in order to withdraw the Tendered Options indicated
in the Withdrawal Table, I must sign, date and deliver this Notice of Withdrawal to the Company at the address or facsimile number set forth above by 12:00 midnight, Eastern Time, on Friday night, June 29, 2001.

        I understand that by withdrawing the Tendered Options indicated in the Withdrawal Table, I will keep the Tendered Options so indicated and I will not receive any restricted stock for the Tendered Options so withdrawn. I understand these options will continue to be governed by the incentive plan under which they were granted.

        I understand I may change this withdrawal and once again tender the Tendered Options withdrawn hereby by submitting a new Letter of Transmittal to the Company at the address or facsimile number set forth above by 12:00 midnight, Eastern Time, on Friday night, June 29, 2001.

        I have signed this Notice of Withdrawal and printed my name exactly as it appears in the Letter of Transmittal.



                               WITHDRAWAL TABLE

           On the table set forth below, please list on a separate line each grant of Tendered Options you wish to withdraw. For each grant of Tendered Options you wish to withdraw, please indicate the grant date, the exercise price per share and the number of shares of Common Stock subject to the Tendered Options to be withdrawn.

           You may withdraw some or all of your Tendered Options, but you may not withdraw less than all of the Tendered Options in any grant.



---------------------------------------------------------
                                     Total Number
                                  of Shares Subject to
  Grant Date   Exercise Price   Option Tendered and to
  of Option       of Option          be Withdrawn
  ---------       ---------          ------------
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------


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                                 INSTRUCTIONS

            FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1. Delivery of Notice of Withdrawal. A properly completed and duly executed original of this Notice of Withdrawal (or a facsimile thereof), including the Withdrawal Table on page 2, and any other documents required by this Notice of Withdrawal, must be received by the Company at its address or at its facsimile number set forth on the front cover of this Notice of Withdrawal on or before the Expiration Date.

        THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE COMPANY WILL NOT ACCEPT DELIVERY BY E-MAIL.

        Although by submitting this Notice of Withdrawal you have withdrawn the Tendered Options set forth herein, you may change your election again and re-tender such options prior to the Expiration Date by following the procedures described on the Offer to Exchange, which includes the delivery to the Company of a new Letter of Transmittal.

        The Company will not accept any alternative, conditional or contingent withdrawals. By signing this Notice of Withdrawal (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

        2. Withdrawal Table. IF YOU INTEND TO WITHDRAW TENDERED OPTIONS, YOU MUST COMPLETE THE WITHDRAWAL TABLE ON PAGE 2 OF THIS NOTICE OF WITHDRAWAL. You may withdraw some or all of your Tendered Options, but you may not withdraw less than all of the Tendered Options in any grant.

        3. Signatures on This Notice of Withdrawal. If this Notice of Withdrawal is signed by the holder of the Tendered Options being withdrawn, the signature must correspond with the name as written on the Letter of Transmittal without alteration, enlargement or any change whatsoever.




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        If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice of Withdrawal.

        4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice of Withdrawal may be directed to Robert Slone, Vice President, Compensation and Benefits, at
(248) 435-1210 or Bonnie Wilkinson, Assistant General Counsel, at (248) 435-0762, or at the address given on the front cover of this Notice of Withdrawal. Copies will be furnished promptly at the Company's expense.

        5. Irregularities. The Company will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any withdrawal of Tendered Options, and all questions as to the number of shares subject to Tendered Options being withdrawn. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all withdrawals of Tendered Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the withdrawal with respect to any particular withdrawal of Tendered Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured by the withdrawing option holder or waived by us. Unless waived, any defects or irregularities in connection with withdrawals must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawals, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS NOTICE OF WITHDRAWAL (OR A FACSIMILE COPY HEREOF), INCLUDING THE WITHDRAWAL TABLE ON PAGE 2, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE.

        6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.



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                           HOLDER PLEASE SIGN HERE

                             (See Instruction 3)

           You must complete and sign the following exactly as your name appears in the Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Notice of Withdrawal proper evidence of the authority of such person to act in such capacity.

                              SIGNATURE OF OWNER



X
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                (Signature of Holder or Authorized Signatory)



Date:   _________________________, 2001



Name:
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                                 (Please Print)

Capacity:
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Address:
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                          (Please include ZIP code)

Telephone No. (with area code):
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Tax ID/ Social Security No.:
                            --------------------------------------------------



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